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                                                                 EXHIBIT 12


MCDONNELL DOUGLAS FINANCE CORPORATION AND SUBSIDIARIES
Computation of Ratio of Income to Fixed Charges

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                                                                                   Years Ending December 31,
                                                                   -------------------------------------------------------
(Dollars in millions)                                                 1996       1995       1994       1993       1992

INCOME:
  Income from continuing operations before income
    taxes and cumulative effect of accounting change                $  74.9    $  60.3    $  41.1    $  39.2    $  44.8

  Fixed charges                                                       120.8      105.4      111.8      120.0      149.4
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  Income from continuing operations before income taxes,
    cumulative effect of accounting change and fixed charges        $ 195.7    $ 165.7    $ 152.9    $ 159.2    $ 194.2
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FIXED CHARGES:
  Interest expense                                                  $ 117.3    $ 101.9    $ 108.3    $ 116.4    $145.9

  Preferred stock cash dividends                                        3.5        3.5        3.5        3.6       3.5
                                                                   -------------------------------------------------------
                                                                    $ 120.8    $ 105.4    $ 111.8    $ 120.0    $149.4
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  Ratio of income from continuing operations before taxes on income, cumulative effect of accounting change and fixed
    charges                                                             1.62       1.57       1.37       1.33      1.30
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